Exhibit 4.46

Form Supplemental Contract
to
Contract Relating to the Exclusive Purchase Right of Equity Interest

This Supplemental Contract to Contract Relating to the Exclusive Purchase Right of Equity Interest (the “Supplemental Contract”) is entered into by the following parties on [       ]:

Party A: Linktone Ltd., a limited company established and registered in Cayman Islands, with the address at Cayman Islands in British West Indies;

Party B: [individual shareholder of VIE (ID No.:          )]; and

Party C: [VIE], a limited liability company organized and existing under the laws of the PRC, with the legal registration address at [       ]

(Collectively, the “Parties”).

Whereas:

1. Party B is a shareholder of Party C and holds [        ]% of the equity interest in Party C;

2. The Parties entered into the Contract Relating to Exclusive Purchase Right of Equity Interest on [         ], which, together with any amendment that has been made as of the date hereof, are collectively referred to as the “Original Contract” for purpose of this Supplemental Contract. The Parties desire to make further amendment and supplement to the Original Contract.

Nowtherefore, the Parties hereby agree as follows:

1. Amendment to the Original Contract
1.1 Section 2.1(14) of the Original Contract which read as follows:
“Upon the request of [wholly owned subsidiary], Party A's Affiliate in PRC, to commission any person designated by [wholly owned subsidiary] to be the member of the Board of Directors of Party C.”

Shall be amended as：
“Upon the request of Party A, to commission any person designated by Party A to be the member of the Board of Directors of Party C.”

1.2 Section 2.2(7) of the Original Contract which read as follows:
“Upon the request of [wholly owned subsidiary], Party A's Affiliate in PRC, to commission any person designated by [wholly owned subsidiary] to be the member of the Board of Directors of Party C.”

Shall be amended as：
“Upon the request of Party A, to commission any person designated by Party A to be the member of the Board of Directors of Party C.”

2. Terms and sections contained the Original Contract not amended by this Supplemental Contract should be maintained without change. Any amendment as set forth on Section 1 above should not affect or damage the effectiveness, legitimacy and enforceability of any other provision in the Original Contract.

3. This Supplemental Contract shall come into effect upon the execution hereof by the Parties.

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(Signature Page of the Supplemental Contract to Contract Relating to the Exclusive Purchase Right of Equity Interest)

In witness whereof, the Parties hereto have caused their authorized representatives execute this Supplemental Contract as of the date first written above.

Linktone Ltd. (Chop)	[VIE] (Chop)

Authorized representative: ______________________	Authorized representative: _______________________

[individual shareholder of VIE] _________________________